[LETTERHEAD]

May 29, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington. D.C. 20549

RE:China Growth Development. Inc. (f/k/a Teeka Tan Products. Inc.)

File Ref. No. 333-109548

We have read the statements of China Growth Development, Inc. (f/k/a Teeka Tan Products. Inc.) pertaining to our firm included under Item 4.01 of Amendment No. 1 to Form 8-K dated May 29, 2008 and agree with such statements as they pertain to our firm.

Regards,

   Webb & Company, P.A.

WEBB &. COMPANY, P.A.
Certified Public Accountants